UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2004

Sepracor Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	22-2536587
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 1, 2004, Sepracor Inc. (the “Registrant”) terminated its co-promotion agreement (the “Agreement”) with MedPointe, Inc. for the co-promotion of ASTELIN (azelastine HCl), a nasal-spray antihistamine.  Such termination was not for cause and the action was taken in accordance with the terms of the Agreement.   Pursuant to the terms of the Agreement, as of July 1, 2004, the Registrant was only responsible for providing ASTELIN samples to doctors and, as of October 1, 2004, both parties had the right to unilaterally terminate the Agreement without cause.  In connection with the Registrant’s termination of the Agreement, the Registrant is entitled to receive a payment from MedPointe of $6,950,000, less any amount earned and received by the Registrant for sample coverage services provided for MedPointe from July 1, 2004 through the October 1, 2004 termination of the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: October 8, 2004	By:	/s/ Robert F. Scumaci
Robert F. Scumaci Executive Vice President, Finance and Administration